Exhibit 99.1

NYSE American Symbol – UEC

Uranium Energy Corp Announces NI 43-101 Mineral Resource for the
Alto Paraná Titanium Project in Paraguay

Highlights:

•	Total Inferred resource has been estimated at 4.94 billion tonnes grading 7.41% titanium oxide (“TiO2”) and 23.6% iron oxide (“Fe2O3”) at a 6% TiO2 cut-off, making Alto Paraná one of the highest-grade and largest-known Ferro-Titanium deposits

•	Mineralization occurs at the surface, with an average thickness of 6.61 meters

•	Large land package of 70,498 hectares

•	Excellent infrastructure with proximity to major hydroelectric power source

•	Production process has been successfully pilot-tested

•	Approximately $25 million invested in the project prior to UEC’s acquisition

Corpus Christi, TX, September 12, 2017 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that Minerals Advisory Group (“MAG”) of Tucson, Arizona has completed a National Instrument 43-101 (“NI 43-101”) mineral resource estimate for the Alto Paraná Titanium Project (the “Project”) located in eastern Paraguay, approximately 100 km north of Ciudad del Este. The Company exercised its option to acquire 100% of the Project from CIC Resources Inc. (“CIC”) on July 10, 2017, as previously reported.

Amir Adnani, President and CEO, stated, “This resource estimate positions Alto Paraná as one of the largest defined titanium resources, while reinforcing the rationale for our timely and strategic acquisition of CIC Resources. We commend the CIC team and its founder, CEO David Lowell, who made the original discovery and completed significant work to advance the Project. Our team at UEC has now completed a strategic review of the property package that comprises the Project, which includes a pilot plant for future testing and development. This project constitutes a significant asset within UEC which we will presently seek to monetize to the benefit of shareholders while maintaining our focus and priority on our core uranium business.”

Summary of Mineral Resources*

CIC Resources originally released a resource estimate for the Project in the technical report entitled “Technical Report and Resource Estimate on Alto Paraná Project, Alto Paraná Paraguay” dated May 4, 2015, covering an area of 36,177 hectares. Following UEC’s acquisition of the Project, the area was re-evaluated by UEC and its team in conjunction with adjacent and contiguous claims that UEC had previously acquired through its acquisition of JDL Resources Inc. in June 2016. The total Project area now consists of 70,498 hectares, generally considered to contain the highest grade/thickness of the deposit.

The following table presents the current Inferred Resources for the Project:

Cut-Off %	% TiO2	% Fe2O3	% Ilmenite calculated	Tonnes	Thickness (m)
<5.0	7.31	23.35	13.68	5.21 billion	6.50
6.0	7.41	23.58	13.95	4.94 billion	6.61
7.0	7.83	24.35	14.96	3.35 billion	6.40

Notes:

1.	CIM definitions were followed for Mineral Resources.
2.	The Qualified Person for this Mineral Resource estimate is David Brown, P. Geo.
3.	Maximum Mineral Resources are estimated at a cut-off grade of 5.0% TiO2.
4.	A minimum mining thickness of 1 meter was used.
5.	The Mineral Resource is based on a property area of 70,498 hectares.
6.	Effective date December 2016.
7.	By definition, Inferred Resources do not have demonstrated economic value and it is not known if they can be developed.

Resource Methodology*

The Inferred Resource was estimated for this new area using the polygon method where polygons (328) were constructed using perpendicular bisectors around each central pit. Polygon grade and thickness were determined by assigning an average grade and thickness of the pit in the center of each polygon. A specific gravity of 1.64 was used for all tonnage calculations using the average dry density from the pilot plant samples.

A NI-43-101 Technical Report and Resource Estimate will be completed and filed on SEDAR within 45 days of this news release.

Titanium Market Overview

TiO2 pigment inventories remain depressed, which is supporting continued price increases. In addition to positive growth forecasts, supply has been disrupted by significant downtime events affecting numerous pigment plants since January 2017. The rally in TiO2 pigment markets has had a significant impact on feedstocks, resulting in increasing demand, declining inventories and increasing prices, led by spot prices in China. From the commercial perspective, ilmenite is the most important ore of titanium as it is the main source of titanium dioxide. According to Bloomberg, ilmenite bulk concentrate is now priced at approximately US$170/t, compared to US$60/t towards the end of 2015/early 2016. Global supply of TiO2 feedstocks remains constrained, with ilmenite pricing benefitting from export restrictions in India and Vietnam and as well as some production curtailment, most notably in China.

Ninety-five percent (95%) of all the mined titanium minerals are used to manufacture pure titanium dioxides – a pigment that enhances brightness and opacity in paints, inks, paper, plastics, food products and cosmetics. The remaining 5% of supply is used in the production of titanium metal. Titanium is also combined with iron, aluminum, vanadium and molybdenum to produce strong, lightweight alloys for aerospace applications.

Project Overview

In concept, the Project consists of a proposed mining operation, beneficiation of the material to produce an ilmenite/titanomagnetite concentrate and smelting in a DC electric arc furnace to produce a high-quality titanium slag and high-quality pig iron products. The titanium slag would be sold as a feedstock for the production of titanium dioxide pigment. The pig iron would be sold to the iron and steel industry as a source of high-quality iron units for the production of steel or to the foundry industry for the production of high quality ductile iron castings.

The Alto Paraná resource* is atypically high in titanium values when compared to most beach sand deposits. Iron laterite hosts heavy minerals containing high iron and titanium values, such as ilmenite, titanomagnetite, and magnetite. Prior to UEC acquiring rights to the Project, CIC (under the leadership of Casey Explorers’ League Hall of Famer David Lowell) identified mineralized laterite high in TiO2 extending over an area of 321,980 hectares. UEC has received Paraguayan Governmental approval to reduce the original CIC land holdings to an area of 70,498 hectares, now controlling the generally higher-grade core of the Project.

History of the Project

Exploration work on the property was initiated by CIC in 2009 with a program of widespread hand-dug pits consisting of channel samples at approximately one-meter vertical intervals within the laterite. The initial phase of pitting and sampling was followed up by more closely spaced deep pitting and shallow (1 m) auger drilling in 2010 and 2011. In total, 4,432 samples from deep pits and 2,992 1-meter auger samples have been collected and analyzed. The purpose of the exploration work was to evaluate the original CIC hectares to determine the area of best grade and thickness. Based on these extensive sampling efforts, the Company now controls this generally higher-grade/thickness area as previously noted.

CIC also conducted extensive process development work with the objective of a viable process flow sheet for beneficiation of the heavy minerals from the laterite. This work carried out by MAG included design, construction and operation of a 1.5 t/hour pilot plant in Paraguay. During operations, the plant underwent continual process improvements and eventually produced 108 tonnes of concentrate over a three-month period. In January 2012, the concentrate was shipped to MINTEK in South Africa for smelting in a MINTEK pilot plant. The work was completed during the last week of March 2012 and was highly successful, as demonstrated by the following key MINTEK conclusions presented in their report to CIC:

•	Slag fluidity was excellent and much better than comparable ilmenite feeds.

•	Slag quality was excellent, with slag assays consistently better than 85% and often exceeding 90%.

•	Pig iron quality was excellent, with the Fe content exceeding 97%.

•	Energy requirements for both coal and electricity were well within the calculated requirement.

•	Furnace arc stability and heat transfer were excellent and much better than prior experience with other ilmenite feed stocks.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by David M. Brown, P.G., and Martin C. Kuhn, P.E. Consultants for the Company and both Qualified Persons under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  The Company’s fully-licensed Hobson Processing Facility is central to all of its projects in South Texas, including the Palangana ISR mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project.  In Wyoming, UEC controls the permitted Reno Creek ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado, New Mexico and Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

Frankfurt Stock Exchange Symbol: U6Z

WKN: AØJDRR

ISN: US916896103

*Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.